The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-141725

Subject to Completion, Dated August 28, 2007
Preliminary Prospectus Supplement to Prospectus dated April 13, 2007

Subscription Rights to Purchase up to 14,000,000 Shares
of Common Stock at $6.55 per Full Share

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 14,000,000 shares of our common stock. You will receive one subscription right for each share of common stock owned at 5:00 p.m., New York City time, on August 30, 2007.

Each subscription right will entitle you to purchase 0.22851 shares of our common stock at a subscription price of $6.55 per full share, which we refer to as the basic subscription privilege. The per share price was determined by our board of directors after negotiations with the parties to the standby purchase agreement described below and after a review of recent historical trading prices of our common stock and the closing sales price of our common stock on August 27, 2007. If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed shares of our common stock at the same subscription price of $6.55 per full share. To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on September 28, 2007, unless we extend the rights offering period. If any subscription rights (including any over-subscriptions) remain unexercised after the expiration of the rights offering, two of our existing stockholders will be deemed to have exercised those subscription rights immediately prior to the expiration of the rights offering and, subject to certain conditions, will purchase at the subscription price of $6.55 per full share the shares of our common stock issuable upon the exercise of those subscription rights that were not exercised by our other stockholders, pursuant to a standby purchase agreement entered into among these stockholders and us.

You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on The NASDAQ Global Market or any stock exchange or market or on the OTC Bulletin Board.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Shares of our common stock are traded on The NASDAQ Global Market under the symbol “XIDE.” On August 27, 2007, the closing sales price for our common stock was $7.02 per share. The shares of common stock issued in the rights offering will also be listed on The NASDAQ Global Market under the same symbol.

The exercise of your subscription rights for shares of our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 2 of the accompanying prospectus and the documents incorporated by reference herein to read about important factors you should consider before exercising your subscription rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August   , 2007

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus supplement and the accompanying prospectus incorporate important business information about Exide Technologies that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different information from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of any date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus supplement or the accompany prospectus or any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

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Prospectus

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is the rights offering?

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on August 30, 2007, the record date. The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

What is the basic subscription privilege?

The basic subscription privilege of each subscription right gives our stockholders the opportunity to purchase 0.22851 shares of our common stock at a subscription price of $6.55 per full share. We have granted to you, as a stockholder of record as of 5:00 p.m., New York City time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 5:00 p.m., New York City time, on the record date, you would receive 100 subscription rights and would have the right to purchase 22.851 shares of common stock (rounded down to 22 shares, with the total subscription payment being adjusted accordingly, as discussed below) for $6.55 per full share with your basic subscription privilege. You may exercise the basic subscription privilege of any number of your subscription rights, or you may choose not to exercise any subscription rights.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each share of our common stock you own at the record date. The basic subscription privilege of each subscription right can then be used to purchase 0.22851 shares of common stock for $6.55 per full share. As in the example above, if you owned 100 shares of our common stock on the record date, you would receive 100 subscription rights and would have the right to purchase 22.851 shares of common stock (rounded down to 22 shares, with the total subscription payment being adjusted accordingly, as discussed below) for $6.55 per full share with your basic subscription privilege.

Fractional shares of our common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

What is the over-subscription privilege?

In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of our common stock that are not purchased by our stockholders through the exercise of their basic subscription privileges. The maximum number of shares of our common stock that could be purchased by you pursuant to your over-subscription privilege will be determined according to the following formula based in part on your percentage ownership of our outstanding common stock as of 5:00 p.m., New York City time, on the record date: (total number of unsubscribed shares multiplied by your ownership percentage of our outstanding common stock at the record date divided by two). For example, if you owned 2% of our outstanding common stock on the record date and you properly exercised your basic subscription privilege in full, you may purchase up to 1% of the unsubscribed shares with your over-subscription privilege.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you and the standby purchasers (who have agreed to exercise their basic subscription privileges in full) has purchased any shares of our common stock pursuant to their basic subscription privilege. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

What is the role of the standby purchasers in this offering?

In connection with the rights offering, we have entered into a standby purchase agreement with Tontine Capital Partners, L.P. or, together with its affiliates, Tontine, and Legg Mason Investments Trust, Inc., or Legg Mason, which we refer to collectively as the standby purchasers. Subject to certain conditions, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, all of the shares purchasable with their basic subscription privileges. Each of the standby purchasers has agreed not to exercise its over-subscription privilege in any amount. In addition, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, any and all shares of our common stock issuable upon the deemed exercise by the standby purchasers immediately prior to the expiration of the rights offering of any subscription rights that were not exercised by other stockholders prior to the expiration of the rights offering. The price per full share paid by the standby purchasers for such common stock will be equal to the subscription price paid by our stockholders in the rights offering.

Under the terms of the standby purchase agreement, the standby purchasers have agreed to a maximum ownership limitation, referred to in this prospectus as the contractual 49.9% ownership limitation, that restricts them from owning in the aggregate shares of our common stock on the closing date of the transactions contemplated by the standby purchase agreement in an amount that exceeds 49.9% of the total outstanding shares of our common stock on that date. As a result, if no other stockholders exercise their subscription rights, based on the amount of our outstanding common stock owned in the aggregate by the standby purchasers as of August 28, 2007, this contractual 49.9% ownership limitation would limit the amount of common stock that would be issued to the standby purchasers pursuant to the standby purchase agreement. Under the standby purchase agreement, two-thirds of the unsubscribed shares will be allocated to Tontine and one-third of the unsubscribed shares will be allocated to Legg Mason. See “The Rights Offering — Standby Commitments” and “Plan of Distribution.”

Why are we conducting the rights offering?

We are conducting the rights offering to raise capital that we intend to use to provide additional liquidity for working capital, capital expenditures, strategic opportunities, additional restructuring and general corporate purposes. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity.

How was the $6.55 per full share subscription price determined?

Our board of directors determined the terms of the right offering and the standby purchase agreement after negotiations among the parties to the standby purchase agreement. In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price was established at a price of $6.55 per full share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your subscription rights in full, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on the date of this prospectus supplement and prior to the expiration of the rights offering, which is September 28, 2007, at 5:00 p.m., New York City time. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you prior to the expiration of the rights offering. Although we have the option of extending the expiration of the rights offering, we currently do not intend to do so.

May I transfer my subscription rights?

No. You may not sell or transfer your subscription rights to anyone.

Are we requiring a minimum subscription to complete the rights offering?

No.

Can our board of directors extend, cancel or amend the rights offering?

Yes. We have the option, with the approval of the standby purchasers, to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 15 days, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

Our board of directors is making no recommendation regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, due to the fact that shares will be purchased by other stockholders in the rights offering, including the shares purchased by the standby purchasers pursuant to their obligations under the standby purchase agreement to purchase any shares not subscribed for in the rights offering, your percentage ownership after the completion of the rights offering and the closing of the transactions contemplated by the standby purchase agreement will be diluted. In addition, in connection with the rights offering, we will be required to make downward anti-dilution adjustments to the conversion price for our outstanding convertible notes and exercise price for our outstanding warrants. Accordingly, you may also be subject to increased dilution from the conversion of convertible notes or exercise of warrants to the extent the noteholders or warrant holders convert or exercise these securities.

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How do I exercise my subscription rights? What forms and payment are required to purchase the shares of our common stock?

If you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to the subscription agent using the methods outlined in this prospectus supplement before 5:00 p.m., New York City time, on September 28, 2007; and

•	deliver a properly completed rights certificate to the subscription agent before 5:00 p.m., New York City time, on September 28, 2007.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the elimination of fractional shares.

When will I receive my new shares?

If you purchase shares of our common stock through the rights offering, you will receive your new shares as soon as practicable after the closing of the rights offering. Subject to state securities laws and regulations, we have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $6.55 per full share.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the shares of our common stock you wish to purchase.

If you wish to participate in the rights offering and purchase shares of our common stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other rights offering materials.

Are the standby purchasers receiving any compensation for the standby commitments?

No. The standby purchasers are not receiving any compensation for the standby commitments.

Are there any conditions to the standby commitments?

Yes. The obligation of the standby purchasers to fulfill the standby commitments will be subject to a number of conditions. Please see “The Rights Offering — Standby Commitments.”

How many shares will the standby purchasers own after the offering?

As of August 28, 2007, Tontine and Legg Mason owned 17,183,870 and 8,452,431 shares, or 28.0% and 13.8%, of our outstanding common stock, respectively. As a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, if no stockholders other than the standby purchasers exercise their subscription rights, the standby purchasers together would be required to purchase a maximum of approximately 9,851,475 shares of our common stock (instead of the full 14,000,000 shares offered hereby), of which approximately 6,567,650 and 3,283,825 shares of our common stock would be allocated to Tontine and Legg Mason, respectively. Accordingly, the aggregate beneficial ownership of the standby purchasers in our outstanding common stock would be approximately 35,487,776 shares, or 49.9%, of our outstanding common stock on the date of the closing of the transactions contemplated by the standby purchase agreement.

How many shares of our common stock will be outstanding after the rights offering?

As of August 28, 2007, we had 61,266,314 shares of our common stock issued and outstanding. We expect to issue 14,000,000 shares of our common stock in this rights offering through the exercise of subscription rights and the transactions contemplated by the standby purchase agreement. After the rights offering and the closing of the transactions contemplated by the standby purchase agreement, we anticipate that we will have approximately 75,266,314 shares of our common stock outstanding. As a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, if no stockholders other than the standby purchasers exercise their subscription rights, we will issue only 9,851,475 shares of our common stock (instead of the full 14,000,000 shares offered hereby) and will have approximately 71,117,789 shares of our common stock outstanding.

How much money will the Company receive from the rights offering?

Assuming the contractual 49.9% ownership limitation applicable to the standby purchasers is not reached, we expect the gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement to be approximately $91.7 million. While we are offering shares in the rights offering with no minimum purchase requirement, the standby purchasers have agreed, subject to certain conditions and the contractual 49.9% ownership limitation applicable to the standby purchasers, to exercise their basic subscription privileges in full, to waive their over-subscription privileges and to purchase at the subscription price of $6.55 per full share any and all shares of our common stock issuable upon the deemed exercise the standby purchasers immediately prior to the expiration of the rights offering of any subscription rights that were not exercised by other stockholders prior to the expiration of the rights offering. As a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, if no stockholders other than the standby purchasers exercise their subscription rights, we would expect to receive gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement of approximately $64.5 million. Please see “Use of Proceeds” and “The Rights Offering — Standby Commitments.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

Will the subscription rights be listed on a stock exchange or national market?

The subscription rights may not be sold, transferred or assigned and will not be listed for trading on The NASDAQ Global Market or on any stock exchange or market or on the OTC Bulletin Board. Our common stock and warrants will continue to trade on The NASDAQ Global Market under the symbols “XIDE” and “XIDEW,” respectively.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus supplement or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “Rights Offering — Foreign Stockholders.”

What fees or charges apply if I purchase shares of our common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you will not recognize taxable income as a result of the distribution or exercise of your subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We intend to take the position that the rights offering will not be part of a disproportionate distribution, but certain aspects of that determination are unclear. For further information, please see “U.S. Federal Income Tax Consequences.” You should, and are urged to, seek specific advice from your personal tax advisor concerning the tax consequences of the rights offering under your own tax situation.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, notices of guaranteed delivery and subscription payment by hand delivery, first class mail or courier service to:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, Georgeson Inc., at (888) 605-7606 or (212) 440-9800 for banks and brokerage firms.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the heading “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus. References in this prospectus supplement and the accompanying prospectus to “Exide,” “the Company,” “we,” “us” and “our” refer to Exide Technologies and its consolidated subsidiaries.

Our Business

We are a global producer and recycler of lead acid batteries. We provide a comprehensive range of stored electrical energy products and services for transportation and industrial applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications. Industrial markets include batteries for telecommunications systems, fuel-cell load leveling, electric utilities, railroads, uninterruptible power supply, lift trucks, mining and other commercial vehicles. Our many brands include Exide®, Absolyte®, Centratm, Classic®, DETA®, Fulmen®, GNBtm, Liberatortm, Marathon®, Sonnenschein® and Tudor®.

We are a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888. Our principal executive offices are located at 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30004. Our phone number is (678) 566-9000. More comprehensive information about us and our products is available through our Internet website at www.exide.com. Except for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of the rights offering.

Securities Offered	We are distributing to you, at no charge, one non-transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., New York City time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares. Assuming the contractual 49.9% ownership limitation applicable to the standby purchasers is not reached, we expect the gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement to be approximately $91.7 million. As a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, if no stockholders other than the standby purchasers exercise their subscription rights, we would expect to receive gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement of approximately $64.5 million.

Basic Subscription Privilege	The basic subscription privilege of each subscription right will entitle you to purchase 0.22851 shares of our common stock at a subscription price of $6.55 per full share.

Over-Subscription Privilege	In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of our common stock that are not purchased by our stockholders through the exercise of their basic subscription privileges. The maximum number of shares of our common stock that could be purchased by you pursuant to your over-subscription privilege will be determined according to the following formula based in part on your percentage ownership of our outstanding common stock as of 5:00 p.m., New York City time, on the record date: (total number of unsubscribed shares multiplied by your ownership percentage of our outstanding common stock at the record date divided by two). For example, if you owned 2% of our outstanding common stock on the record date and you properly exercised your basic subscription privilege in full, you may purchase up to 1% of the unsubscribed shares with your over-subscription privilege.

Record Date	5:00 p.m., New York City time, on August 30, 2007.

Expiration of the Rights Offering	5:00 p.m., New York City time, on September 28, 2007.

Subscription Price	$6.55 per full share, payable in cash, determined in connection with negotiations among the parties to the standby purchase agreement and a review of recent historical trading prices of our common stock and the closing sales price of our common stock on August 27, 2007. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Use of Proceeds	We intend to use the proceeds of the rights offering to provide additional liquidity for working capital, capital expenditures, strategic opportunities, additional restructuring activities and general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on The NASDAQ Global Market or on any stock exchange or market or on the OTC Bulletin Board.

No Board Recommendation	Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Standby Purchase Agreement	In connection with the rights offering, we have entered into a standby purchase agreement with the standby purchasers. Subject to certain conditions, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, all of the shares purchasable with their basic subscription privileges. Each of the standby purchasers has agreed not to exercise its over-subscription privilege in any amount. In addition, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, any and all shares of our common stock issuable upon the deemed exercise by the standby purchasers immediately prior to the expiration of the rights offering of any subscription rights that were not exercised by other stockholders prior to the expiration of the rights offering. The price per full share paid by the standby purchasers for such common stock will be equal to the subscription price paid by the stockholders in the rights offering.

Under the terms of the standby purchase agreement, the standby purchasers have agreed to the contractual 49.9% ownership limitation that restricts them from owning in the aggregate shares of our common stock on the closing date of the transactions contemplated by the standby purchase agreement in an amount that exceeds 49.9% of the total outstanding shares of our common stock on that date. As a result, if no other stockholders exercise their subscription rights, based on the amount of our outstanding common stock owned in the aggregate by the standby purchasers as of August 28, 2007, this contractual 49.9% ownership limitation would limit the amount of common stock that would be issued to the standby purchasers pursuant to the standby purchase agreement. Under the standby purchase agreement, two-thirds of the unsubscribed shares will be allocated to Tontine and one-third of the unsubscribed shares will be allocated to Legg Mason.

No Revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $6.55 per full share.

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you will not recognize taxable income as a result of the distribution or exercise of your subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We intend to take the position that the rights offering will not be part of a disproportionate distribution, but certain aspects of that determination are unclear. For further information, please see “U.S. Federal Income Tax Consequences.” You should, and are urged to, seek specific advice from your personal tax advisor concerning the tax consequences of the rights offering under your own tax situation.

Extension, Cancellation and Amendment	We have the option, with the approval of the standby purchasers, to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 15 days, although we do not presently intend to do so. Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. We also reserve the right to amend or modify the terms of the rights offering.

Procedures for Exercising Rights	To exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, American Stock Transfer & Trust Company, together with full payment for all the subscription rights you elect to exercise under the basic subscription privilege and over-subscription privilege. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Subscription Agent	American Stock Transfer & Trust Company.

Information Agent	Georgeson Inc.

Shares Outstanding Before the Rights Offering	61,266,314 shares of our common stock were outstanding as of August 28, 2007.

Shares Outstanding After Completion of the Rights Offering	Assuming no options, warrants or convertible notes are exercised prior to the expiration of the rights offering, and assuming the standby purchasers do not reach their contractual 49.9% ownership limitation, we expect approximately 75,266,314 shares of our common stock will be outstanding immediately after completion of the rights offering and the closing of the transactions contemplated by the standby purchase agreement.

As a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, if no stockholders other than the standby purchasers exercise their subscription rights, we expect approximately 71,117,789 shares of our common stock will be outstanding immediately after completion of the rights offering and the closing of the transactions contemplated by the standby purchase agreement.

Risk Factors	Stockholders considering making an investment by exercising subscription rights in the rights offering should carefully read and consider the information set forth in “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus and the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, the documents incorporated by reference herein and the risks that we have highlighted in other sections of this prospectus supplement and the accompanying prospectus.

Fees and Expenses	We will pay the fees and expenses related to the rights offering, including the fees and expenses of the standby purchasers and their respective counsel.

NASDAQ Global Market Trading Symbol	Shares of our common stock are currently listed for quotation on The NASDAQ Global Market under the symbol “XIDE.”

Risk Factors

Before you invest in the rights offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus, the risk factors set forth in our annual report on Form 10-K for the fiscal year ended March 31, 2007 and our quarterly report on Form 10-Q for the quarter ended June 30, 2007, and the risks that we have highlighted in other sections of this prospectus supplement and the accompanying prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before you decide to exercise your subscription rights to purchase shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended March 31, 2007, our quarterly report on Form 10-Q for the quarter ended June 30, 2007 and the risks that we have highlighted in other sections of this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, announcements of technological innovations that impact our services, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of our common stock in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates representing shares of our common stock purchased will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

If you do not fully exercise your subscription rights, your ownership interest will be diluted.

The rights offering will result in our issuance of approximately 14,000,000 shares of our common stock. If you choose not to fully exercise your subscription rights prior to the expiration of the rights offering, your relative ownership interest in us will be diluted.

The standby purchasers have entered into a standby purchase agreement with us that, subject to certain conditions, obligates us to sell, and requires the standby purchasers to purchase from us, all of the shares purchasable with their basic subscription privileges. In addition, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, any and all shares of our common stock issuable upon the deemed exercise by the standby purchasers immediately prior to the expiration of the rights offering of any subscription rights that were not exercised by other stockholders prior to the expiration of the rights offering. As a result of the contractual 49.9% ownership limitation applicable to the standby purchasers on the closing date of the transactions contemplated by the standby purchase agreement, if no stockholders other than the standby purchasers exercise their subscription rights, the aggregate beneficial ownership of the standby purchasers in our outstanding common stock would increase from 41.8% to 49.9%.

In addition, in connection with the rights offering, we will be required to make downward anti-dilution adjustments to the conversion price for our outstanding convertible notes and the exercise price for our outstanding warrants. Accordingly, you may also be subject to increased dilution from the conversion of convertible notes or exercise of warrants to the extent the note holders or warrant holders convert or exercise such securities.

If the rights offering is consummated, our common stock will likely be further concentrated in the hands of a few of our stockholders, and their interests may not coincide with yours.

In connection with the rights offering, we entered into a standby purchase agreement with Tontine and Legg Mason. As of August 28, 2007, Tontine and Legg Mason beneficially owned 28.0% and 13.8% of our outstanding common stock, respectively. If all of the subscription rights distributed to our stockholders in the rights offering are exercised, the beneficial ownership percentage of Tontine and Legg Mason will remain the same. If any subscription rights remain unexercised upon the expiration of the rights offering, the standby purchasers will be deemed to have exercised those subscription rights immediately prior to the expiration of the rights offering and will purchase, at the subscription price of $6.55 per full share, the shares of our common stock that would have been issued to our stockholders had they exercised such subscription rights prior to the expiration of the rights offering. If none of the subscription rights are exercised by stockholders other than the standby purchasers, as a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, Tontine and Legg Mason are expected to own, respectively, approximately 33.4% and 16.5% of our outstanding common stock.

Tontine and Legg Mason and their respective affiliates currently have the ability to exercise significant influence over matters generally requiring stockholder approval. These matters include the election of directors and the approval of significant corporate transactions, including potential mergers, consolidations or sales of all or substantially all of our assets. Upon completion of the rights offering, this influence is likely to be further increased due to the standby commitments from the standby purchasers. Your interests as a holder of our common stock may differ from the interests of Tontine and Legg Mason and their respective affiliates.

After the consummation of the rights offering, the standby purchasers may have significantly increased their ownership of our common stock and certain further acquisitions of our common stock by them could result in an acceleration of our outstanding credit facilities.

Under the credit agreement governing our senior secured credit facility, a change of control is deemed to have occurred if any person or group acquires 40% or more of the voting or economic interest in our capital stock. Under the indentures governing our senior notes and convertible notes, a change in control is deemed to have occurred if any person or group acquires more than 50% of the voting power represented by our issued and outstanding capital stock. If a change of control under our credit agreement or indenture is deemed to occur, the credit agreement lenders may require immediate payment of our outstanding borrowings and the noteholders can require us to purchase their notes. Such actions would have a material adverse effect on our business and financial condition. Although the number of shares of our common stock that the standby purchasers can purchase under the standby purchase agreement is limited so that their ownership will not exceed these thresholds on the closing date of the transactions contemplated by the standby purchase agreement, there is no restriction on either of the standby purchaser’s ability to purchase additional shares of our common stock after the closing of the transactions contemplated by the standby purchase agreement. As a result, future purchases of our common stock by either of the standby purchasers could trigger one or both of these thresholds. In addition, if the standby purchasers take action in the future which causes them to be deemed to be a group for these purposes, their combined ownership of our outstanding common stock could trigger these thresholds. There can be no assurance one or both of these thresholds will not be exceeded in the future.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

Our board of directors determined the terms of the rights offering and the transactions contemplated by the standby purchase agreement after negotiations among the parties to the standby purchase agreement. In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings by other public companies. The per share subscription price is not necessarily related to our book value, net worth or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

While we currently anticipate that we will use the net proceeds of the rights offering to provide additional liquidity for working capital, capital expenditures and general corporate purposes our management may allocate the proceeds among these purposes as it determines is appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

We may cancel the rights offering at any time prior to the expiration of the rights offering, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering prior to the expiration of the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price. Our common stock is traded on The NASDAQ Global Market under the symbol “XIDE,” and the last reported sales price of our common stock on The NASDAQ Global Market on August 27, 2007 was $7.02 per share. Moreover, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. We are not responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering, the subscription agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our stockholders.

If the rights offering is deemed to be part of a “disproportionate distribution” under section 305 of the Internal Revenue Code, our stockholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and our stockholders’ basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. Because we have outstanding notes convertible into our common stock and on which we have paid interest, applicable Treasury regulations provide that the receipt of the subscription rights will be part of a disproportionate distribution unless a “full adjustment” is made in the conversion price of the notes to reflect the rights offering. It is unclear whether the adjustment to the conversion price of the notes qualifies as a “full adjustment.” It is also unclear whether the fact that we also have outstanding options and warrants could cause the receipt of subscription rights to be part of a disproportionate distribution. Please see “U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

In addition, your tax basis in the subscription rights, in your current shares of our common stock and in the shares of our common stock that you acquire through exercise of the subscription rights may be uncertain. Your tax basis in the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis, if any, in the subscription rights. Your tax basis in the subscription rights will depend on whether the rights offering is deemed to be part of a disproportionate distribution, the fair market value of the subscription rights and, if applicable, whether you elect to allocate part of the tax basis of your common stock to the subscription rights. Please see “U.S. Federal Income Tax Consequences” for further information on these issues.

Risks Related to Our Common Stock

Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of our common stock for future sales, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sale, including, as of August 28, 2007, approximately 6,053,965 shares of our common stock issuable upon exercise of outstanding options to acquire shares of our common stock, 3,584,229 shares of our common stock that may be issued upon conversion of our convertible notes and 6,621,165 shares covered by warrants issued and issuable under our 2004 plan of reorganization (such share totals are not adjusted for anti-dilution adjustments that may be triggered by the rights offering), could adversely affect the prevailing market price of our common stock. This in turn could impair our future ability to raise capital through an offering of our equity securities.

USE OF PROCEEDS

Assuming the contractual 49.9% ownership limitation applicable to the standby purchasers is not reached, we estimate that the net proceeds to us from the sale of our common stock offered in the rights offering and the transactions contemplated by the standby purchase agreement, after deducting estimated offering expenses, will be approximately $91.0 million. However, as a result of the contractual 49.9% ownership limitation applicable to the standby purchasers on the closing date of the transactions contemplated by the standby purchase agreement, if no stockholders other than the standby purchasers exercise their subscription rights, we instead would expect proceeds to us from the sale of our common stock offered in the rights offering and the transactions contemplated by the standby purchase agreement, after deducting estimated offering expenses, would be approximately $63.8 million. We intend to use these proceeds to provide additional liquidity for working capital, capital expenditures, strategic opportunities, additional restructuring activities and general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2007 on an actual basis and as adjusted to give effect to the rights offering and the transactions contemplated by the standby purchase agreement, after deducting the estimated offering expenses and the proposed application of the net proceeds therefrom, assuming the contractual 49.9% limitation applicable to the standby purchasers is not reached. Please see “Use of Proceeds.” You should read this table together with the information under the heading “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our unaudited interim consolidated financial statements and related notes and other financial information incorporated by reference to our quarterly report on Form 10-Q for the quarter ended June 30, 2007.

	As of June 30, 2007
	Actual	As Adjusted
	(Unaudited)
	(In thousands)

Cash and cash equivalents	$49,340	$140,290

Debt (including current portion):
Senior secured credit facility	365,305	365,305
Capital lease obligations and other borrowings(1)	25,526	25,526
Short-term borrowings	14,946	14,946
Outstanding notes	290,000	290,000

Total senior debt (including current portion)	$695,777	695,777
Convertible senior subordinated notes	60,000	60,000

Total debt	$755,777	755,777
Minority interest	15,137	15,137
Stockholders’ equity:
Common stock, $0.01 par value, 100,000 shares authorized; 61,210 shares issued and outstanding; 75,210 shares issued and outstanding as adjusted	612	752
Preferred stock, $0.01 par value, 1,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	1,009,802	1,100,612
Accumulated deficit	(785,403)	(785,403)
Accumulated other comprehensive income (loss)	76,902	76,902

Total stockholders’ equity	$301,913	$392,863

Total capitalization	$1,072,827	$1,163,777

(1)	Includes various operating lines of credit and working capital facilities maintained by our non-U.S. subsidiaries.

THE RIGHTS OFFERING

Please read the following information concerning the subscription rights in conjunction with the statements under “Description of Rights” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes.

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date non-transferable subscription rights to purchase shares of our common stock. The subscription price of $6.55 per full share was determined by our board of directors after negotiations with the parties to the standby purchase agreement and after a review of recent historical trading prices of our common stock and the closing sales price of our common stock on August 27, 2007. The subscription rights will entitle the holders of our common stock to purchase approximately an aggregate of 14,000,000 shares of our common stock for an aggregate purchase price of $91.7 million.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder at the as of 5:00 p.m., New York City time, on the record date. Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase 0.22851 shares of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $6.55 per full share, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege, however, if you exercise less than your full basic subscription privilege you will not be entitled to purchase shares under your over-subscription privilege. Under the standby purchase agreement, the standby purchasers have agreed to exercise their basic subscription privileges in full.

Fractional shares of our common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We will deliver certificates representing shares of our common stock purchased with the basic subscription privilege as soon as practicable after the rights offering has expired.

Over-Subscription Privilege

In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of our common stock that are not purchased by our stockholders through the exercise of their basic subscription privileges. The maximum number of shares of our common stock that could be purchased by you pursuant to your over-subscription privilege will be determined according to the following formula based in part on your percentage ownership of our outstanding common stock as of 5:00 p.m., New York City time, on the record date: (total number of unsubscribed shares multiplied by your ownership percentage of our outstanding common stock at the record date divided by two). For example, if you owned 2% of our outstanding common stock on the record date and you properly exercised your basic subscription privilege in full, you may purchase up to 1% of the unsubscribed shares with your over-subscription privilege.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our common stock available to you, assuming that no stockholder other than you and the standby purchasers

(who have agreed to exercise their basic subscription privileges in full) has purchased any shares of our common stock pursuant to their basic subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

•	To the extent the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

•	To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the maximum number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege.

Fractional shares of our common stock resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We will deliver certificates representing shares of our common stock purchased with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Effects on Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of August 28, 2007 by persons known to beneficially own more than 5% of our common stock, our directors and our executive officers, and the potential effects of the rights offering, assuming Tontine has been allocated two-thirds of, and Legg Mason has been allocated one-third of, the unsubscribed shares issued upon completion of the rights offering and closing of the transactions contemplated by the standby purchase agreement. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we included outstanding shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 28, 2007. We did not deem these shares outstanding, however, for purposes of computing the number of shares that may be purchased in the rights offering by such person or computing the percentage ownership of any other person.

The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

					Percentage
			Percentage		of Class
			of Class		if only Standby
	Number of		if all Holders		Purchasers
	Shares		Exercise		Exercise
	Beneficially	Percent	Subscription		Subscription
Name of Beneficial Owner	Owned	of Class	Rights(1)		Rights(2)

5% Stockholders
Jeffrey L. Gendell(3)	17,183,870	28.0%	28.0%		33.4%
c/o Tontine Capital Management, L.L.C. 55 Railroad Avenue, 1st Floor Greenwich, CT 06830
Legg Mason(4)	8,452,431	13.8%	13.8%		16.5%
100 Light Street Baltimore, MD 21202
Directors and Executive Officers(5)
Herbert F. Aspbury	24,054	*		*		*
Michael R. D’Appolonia	41,684	*		*		*
David S. Ferguson	37,224	*		*		*
Paul W. Jennings	26,054	*		*		*
Joseph V. Lash(6)	0	*		*		*
John P. Reilly	41,684	*		*		*
Michael P. Ressner	37,139	*		*		*
Gordon A. Ulsh(7)	946,115	1.5%	1.5%		1.3%
Carroll R. Wetzel	37,224	*		*		*
Francis M. Corby	92,182	*		*		*
Mitchell S. Bregman	96,172	*		*		*
Phillip A. Damaska	68,588	*		*		*
Edward J. O’Leary	104,096	*		*		*
All directors and executive officers as a group (18 persons)	1,885,691	3.1%	3.1%		2.6%

(1)	Because each subscription right carries a basic subscription privilege and an over-subscription privilege, the maximum number of shares that any stockholder may purchase in this offering depends in part on the number of shares purchased by other stockholders. The figures in this column assume that all stockholders exercise all subscription rights issued to them.

(2)	The total ownership of the standby purchasers is subject to the contractual 49.9% ownership limitation applicable to the standby purchasers.

(3)	The information reflects the Schedule 13D filed jointly by Jeffrey L. Gendell and the entities described below on September 20, 2006. Mr. Gendell is the managing member of Tontine Capital Management, L.L.C., or TCM, a Delaware limited liability company, the general partner of Tontine Capital Partners, L.P., a Delaware limited partnership, or TCP. Mr. Gendell is the managing member of Tontine Management, L.L.C., or TM, a Delaware limited liability company, the general partner of Tontine Partners, L.P., a Delaware limited partnership, or TP. Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company, or TOA, the investment advisor to Tontine Overseas Fund, Ltd., a Cayman Islands corporation, or TOF, and certain separately managed accounts. Mr. Gendell is also the managing member of Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company, or TCO, the general partner of Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership, or TMF. Mr. Gendell indirectly owns 17,183,870 shares of our common stock which is made up of the following: TCP directly owns 8,002,971 shares of our common stock; TP directly owns 5,798,717 shares of our common stock; TMF directly owns 900,000 shares of our common stock; TOF beneficially owns 2,389,305 shares of our common stock; and certain separately managed accounts own 92,877 shares of our common stock. All of the foregoing shares of our common stock may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of such shares of our common stock for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise, except as to securities representing Mr. Gendell’s pro rata interest in, and interest in the profits of, TCP, TP, TM, TOA, TMF and TOF.

(4)	The information reflects the Schedule 13G filed by LMM LLC and Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc., on February 15, 2007.

(5)	Includes shares of our common stock that may be acquired by exercise of stock options within 60 days of August 28, 2007 as follows: Messrs. Aspury and Jennings, 13,290 shares each; Messrs. D’Appolonia, Reilly and Ressner, 21,075 shares each; Messrs. Ferguson and Wetzel, 18,963 shares each; Mr. Ulsh, 330,376 shares; Mr. Bregman, 52,174 shares; Mr. Damaska, 24,968 shares; Mr. O’Leary, 43,095 shares; and all directors and executive officers as a group, 734,782 shares.

(6)	Mr. Lash is employed by an affiliate of Tontine, and Mr. Lash disclaims beneficial ownership of any shares of our common stock held by Mr. Gendell or any affiliate of Tontine.

(7)	Includes 257,057 shares transferred to the Gordon A. Ulsh and Laurie J. Ulsh, J/R/L/T/A, dated June 21, 1996, as amended, of which Mr. Ulsh and his spouse are trustees. Mr. Ulsh continues to report beneficial ownership of shares of the issuer held for the account of the trust but disclaims beneficial ownership (except to the extent of the pecuniary interest of Mr. Ulsh and his spouse) in the trust.

Reasons for the Rights Offering

In authorizing the rights offering, our board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. Our board of directors also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate alternative under the circumstances. We are conducting the rights offering to raise capital that we intend to use to provide additional liquidity for working capital, capital expenditures and general corporate purposes. We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity. Although we believe that the rights offering will strengthen our financial condition, our board of directors is making no recommendation regarding your exercise of the subscription rights.

Standby Commitments

On August 28, 2007, we entered into a standby purchase agreement with the standby purchasers in connection with the rights offering. The following description of the standby purchase agreement summarizes certain terms of the standby purchase agreement. A copy of the standby purchase agreement has been filed as an exhibit to our Current Report on Form 8-K filed on August 28, 2007. We urge you to carefully read the entire document.

Subject to certain conditions, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, all of the shares purchasable with their basic subscription privileges. Each of the standby purchasers has agreed not to exercise its over-subscription privilege in any amount. In addition, the standby purchase agreement obligates us to sell, and requires the standby purchasers to purchase from us, any and all shares of our common stock issuable upon the deemed exercise by the standby purchasers immediately prior to the expiration of the rights offering of any subscription rights that were not exercised by other stockholders prior to the expiration of the rights offering. The price per full share paid by the standby purchasers for such common stock will be equal to the subscription price paid by our stockholders in the rights offering.

Under the terms of the standby purchase agreement, the standby purchasers have agreed to a maximum ownership limitation, referred to in this prospectus as the contractual 49.9% ownership limitation, that restricts them from owning in the aggregate shares of our common stock on the closing date of the transactions contemplated by the standby purchase agreement in an amount that exceeds 49.9% of the total outstanding shares of our common stock on that date. As a result, if no other stockholders exercise their subscription rights, based on the amount of our outstanding common stock owned in the aggregate by the standby purchasers as of August 28, 2007, this contractual 49.9% ownership limitation would limit the amount of common stock that would be issued to the standby purchasers pursuant to the standby purchase agreement. Under the standby purchase agreement, two-thirds of the unsubscribed shares will be allocated to Tontine and one-third of the unsubscribed shares will be allocated to Legg Mason. Although we do not currently intend to do so, we are entitled to waive the contractual 49.9% ownership limitation in connection with the closing of the transactions contemplated by the standby purchase agreement.

The obligation of the standby purchasers to fulfill the standby commitments under the standby purchase agreement is subject to the following conditions:

•	our representations and warranties under the standby purchase agreement are true and correct in all material respects as of the date of the standby purchase agreement and the date of the closing of the transactions contemplated thereunder;

•	any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated thereunder with respect to any of the standby purchasers’ commitments;

•	there having been no material adverse effect on our financial condition or earnings, financial position, operations, assets, results of operations, business or prospects and there having occurred no event or circumstance that would reasonably likely result in such a material adverse effect;

•	there having occurred none of the following events: (1) a suspension of trading of our common stock or a suspension of trading or the establishment of limited or minimum prices on securities generally on the New York Stock Exchange or The NASDAQ Global Market; (2) a banking moratorium having been declared either by U.S. federal or New York State authorities; or (3) any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets, each of which we refer to as a market event.

Each of the standby purchasers has agreed that they will not purchase shares in the rights offering or the transactions contemplated by the standby purchase agreement that would result in either of them individually or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which they are a member owning (1) 40% or more of the issued and outstanding shares of our common stock without the requisite prior written consent of our lenders under our senior secured credit facility or (2) greater than 49.9% of the issued and outstanding shares of our common stock.

From the commencement of the rights offering until the expiration of the rights offering, neither of the standby purchasers nor any of their respective affiliates over which they exercise investment authority may acquire any shares of our common stock; provided, however, that the foregoing will not restrict the acquisition of shares of our common stock by the standby purchasers or their respective affiliates (1) from us pursuant to the standby purchase agreement or (2) from the standby purchasers or one or more of their respective affiliates. Legg Mason has also agreed, pursuant to a separate non-disclosure agreement, not to acquire or sell any shares of our common stock through September 30, 2007.

As of August 28, 2007, Tontine and Legg Mason beneficially owned 17,183,870 and 8,452,431 shares of our common stock, consisting of approximately 28.0% and 13.8% of our issued and outstanding common stock, respectively. Accordingly, the audit committee of our board of directors has reviewed the standby purchase agreement under our corporate governance guidelines, as well as our related party transaction policy.

Each of the standby purchasers has represented to us that they are not “affiliates” of the other within the meaning of Rule 405 of the Securities Act and are not acting in concert with each other and are not members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) and have no current intention to act in the future in a manner that would make them members of such a group.

Each standby purchaser may assign its obligations under the standby purchase agreement to any affiliate over which such standby purchaser exercises investment authority, including with respect to voting and dispositive rights, as long as the affiliate assumes such obligations and agrees to be bound by the terms of the standby purchase agreement.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “— Subscription Agent,” prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., New York City time, on September 28, 2007, which is the expiration of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to 5:00 p.m., New York City time, on September 28, 2007.

Payment Method

Payments must be made in full in U.S. currency by:

•	check or bank draft payable to American Stock Transfer & Trust Company, or the subscription agent, drawn upon a U.S. bank;

•	postal, telegraphic or express money order payable to the subscription agent; or

•	wire transfer of immediately available funds to accounts maintained by the subscription agent.

Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subscription agent;

•	receipt by the subscription agent of any certified check bank draft drawn upon a U.S. bank;

•	receipt by the subscription agent of any postal, telegraphic or express money order; or

•	receipt of collected funds in the subscription agent’s account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check, money order, or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared, but if you send a certified check bank draft drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to the subscription agent’s account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire or transfer.

Any personal check used to pay for shares of our common stock must clear the appropriate financial institutions prior to 5:00 p.m., New York City time, on September 28, 2007, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “ — Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of our common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York City time, on September 28, 2007, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below. We have the option, with the approval of the standby purchasers, to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 15 days, although we do not presently intend to do so. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering. We reserve the right to amend or modify the terms of the rights offering.

Subscription Price

Our board of directors determined the terms of the rights offering and the transactions contemplated by the standby purchase agreement after negotiations among the parties to the standby purchase agreement. In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price for a subscription right is $6.55 per full share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

We cannot assure you that the market price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Cancellation Rights

Our board of directors may cancel the rights offering at any time prior to the time the rights offering expires for any reason. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Subscription Agent

The subscription agent for this offering is American Stock Transfer & Trust Company. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments other than wire transfers should be mailed or delivered is:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus supplement and the accompany prospectus to the information agent, Georgeson Inc., at (888) 605-7606 or (212) 440-9800 for banks and brokerage firms.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares. Fractional shares of our common stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Notice To Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “— Payment Method”;

•	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

•	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions as to Use of Exide Technologies Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

•	your name;

•	the number of subscription rights represented by your rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

•	your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “— Subscription Agent.” You may alternatively transmit your Notice of Guaranteed Delivery to the rights agent by facsimile transmission at (718) 234-5001. To confirm facsimile deliveries, you may call (877) 248-6417.

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. Banks and brokerage firms should call Georgeson Inc. at (212) 440-9800 to request additional copies of the form of Notice of Guaranteed Delivery. All other persons should call toll-free at (888) 605-7606.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering, if any, until certificates representing the shares of our common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the subscription agent.

Foreign Stockholders

We will not mail this prospectus supplement or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

U.S. Federal Income Tax Treatment of Rights Distribution

We believe that our distribution and any stockholder’s exercise of these subscription rights to purchase shares of our common stock will not be taxable to our stockholders for the reasons described below in “U.S. Federal Income Tax Consequences.” For a discussion of the tax consequences to stockholders that receive or exercise the rights if the Internal Revenue Service determines that these subscription rights have value, please see “U.S. Federal Income Tax Consequences — Receipt, Exercise and Expiration of the Subscription Rights; Tax Basis and Holding Period of Shares Received upon Exercise of the Subscription Rights.”

Anti-Dilution Adjustments

The conversion price of our convertible notes will be adjusted if we issue (other than pursuant to a stockholders rights plan) to all holders of our common stock or our preferred stock, rights, warrants or options entitling them to subscribe for or purchase shares of our common stock at less than the then current market price. Accordingly, upon the commencement of the rights offering described herein, the conversion price of our convertible notes will be reduced from $16.42 to $           per share.

In addition, if we issue or sell or are deemed to issue or sell any common stock (other than excluded stock defined in the warrant agreement) without consideration or for consideration per share less than the “market price” (as defined in the warrant agreement) of our common stock as of the day of such issuance or sale, the exercise price of our warrants in effect immediately prior to each such issuance will be reduced and the number of shares issuable on the exercise of each warrant will be increased as determined in accordance with a weighted average formula in the warrant agreement. Accordingly, upon the commencement of the rights offering described herein, the exercise price of our warrants will be reduced from $30.31 to $      per share.

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Listing

The subscription rights will not be listed for trading on The NASDAQ Global Market or any stock exchange or market or on the OTC Bulletin Board. The shares of our common stock issuable upon exercise of the subscription rights will be listed on The NASDAQ Global Market under the symbol “XIDE.”

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming no options, warrants or convertible notes are exercised prior to the expiration of the rights offering, we expect approximately 75,266,314 shares of our common stock will be outstanding immediately after completion of the rights offering and the closing of the transactions contemplated by the standby purchase agreement.

However, as a result of the contractual 49.9% ownership limitation applicable to the standby purchasers, if no stockholders other than the standby purchasers exercise their subscription rights, we expect approximately 71,177,789 shares of our common stock will be outstanding immediately after completion of the rights offering and the closing of the transactions contemplated by the standby purchase agreement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax consequences to U.S. Holders (as defined below) of the receipt of subscription rights in the rights offering and the ownership, exercise and disposition of the subscription rights and constitutes the opinion of Jones Day insofar as it relates to matters of United States federal income tax law and legal conclusions with respect thereto. In the following discussion, “we,” “us” and similar words refer to Exide Technologies and not to Jones Day. This discussion is a summary and does not consider all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in the light of their individual investment circumstances or to certain types of U.S. Holders that are subject to special tax rules, including partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting, persons that received our common stock in satisfaction of our prior indebtedness to such persons, persons that hold rights or our common stock as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, certain former citizens or permanent residents of the United States and persons subject to the alternative minimum tax. This discussion also does not address any federal non-income, state, local or foreign tax considerations to U.S. Holders, nor does it address any tax considerations to persons other than U.S. Holders. This summary assumes that U.S. Holders have held our common stock exclusively as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is (1) a citizen or an individual resident of the United States; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States or any political subdivision of the United States; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. In this event, the partner and partnership should consult their tax advisors concerning the tax treatment of the receipt of subscription rights in the rights offering and the ownership, exercise and disposition of the subscription rights.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THE RIGHTS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE SUBSCRIPTION RIGHTS.

Receipt, Exercise and Expiration of the Subscription Rights; Tax Basis and Holding Period of Shares Received upon Exercise of the Subscription Rights

Receipt of the Subscription Rights

Provided that the rights offering is not part of a “disproportionate distribution” within the meaning of section 305 of the Code, you will not recognize taxable income for United States federal income tax purposes in connection with the receipt of subscription rights in the rights offering. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits. Although we have made no distributions on our common stock within the last 36 months (other than distributions that qualify as redemptions under the tax law), because we have outstanding notes convertible into our common stock and on which we have paid interest, applicable Treasury regulations provide that the receipt of the subscription rights will be part of a disproportionate distribution unless a “full adjustment” is made in the conversion price of the notes to reflect the rights offering. The indenture pursuant to which the convertible notes were issued requires an adjustment to the conversion price as a result of the rights offering, and we intend to make this adjustment. The Treasury regulations do not directly address the adjustment mechanism contained in the indenture pursuant to which the convertible notes were issued. Thus, it is uncertain whether the adjustment to the conversion price required by the indenture qualifies as a “full adjustment,” and accordingly it is uncertain whether the receipt of the subscription rights in the rights offering would be considered part of a disproportionate distribution. The fact that we also have outstanding options and warrants could cause the receipt of subscription rights pursuant to the rights offering to be part of a disproportionate distribution. We intend to take the position that the adjustment to the conversion price required by the indenture qualifies as a “full adjustment” and that the outstanding warrants and options do not cause the subscription rights issued pursuant to the rights offering to be part of a disproportionate distribution. If this position is correct, as is assumed for the remainder of this summary, then the receipt of the subscription rights in the rights offering will not be taxable. See “ — Consequences if the Rights Offering is Considered Part of a Disproportionate Distribution” for a discussion of the tax consequences in the event it is determined that the rights offering is part of a disproportionate distribution.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights on the date on which they are distributed equals or exceeds 15% of the fair market value of our common stock on that date, your basis in the subscription rights will equal the product of your basis in our common stock with respect to which you receive the subscription rights and a fraction, the numerator of which is the fair market value of a subscription right and the denominator of which is the fair market value of a share of our common stock plus the fair market value of a subscription right, all on the date the subscription rights are distributed. The fair market value of the subscription rights on the date the subscription rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the $6.55 per full share subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

If the fair market value of the subscription rights on the date on which they are distributed is less than 15% of the fair market value of our common stock on that date, your basis in the subscription rights will be zero unless you elect to allocate basis using the formula described in the previous sentence. This election is irrevocable if made and would apply to all of the subscription rights you receive pursuant to the rights offering.

Exercise and Expiration of the Subscription Rights

You will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis, if any, in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If you allow subscription rights received in the rights offering to expire, you will not recognize any gain or loss upon the expiration of the subscription rights. If you have tax basis in the subscription rights and you allow the subscription rights to expire, the tax basis of our common stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

Consequences if the Rights Offering is Considered Part of a Disproportionate Distribution

If the rights offering is part of a disproportionate distribution, the distribution of subscription rights would be taxable to you as a dividend to the extent that the fair market value of the subscription rights you receive is allocable to our current and accumulated earnings and profits for the taxable year in which the subscription rights are distributed. We believe that we do not have any accumulated earnings and profits, and, although it is not possible to determine our current earnings and profits for the taxable year that includes the date of the subscription rights distribution, we expect that we will not have current earnings and profits for that taxable year. Dividends received by corporate holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by noncorporate holders of our common stock in taxable years beginning before January 1, 2011 are taxed under current law at the holder’s capital gain tax rate (a maximum rate of 15 percent) provided that the holder meets applicable holding period and other requirements. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your basis in our common stock will be treated as gain from the sale or exchange of our common stock (unless, as discussed in more detail below, you received our common stock with respect to which the subscription rights were distributed in satisfaction of our prior indebtedness to you). Regardless of whether the distribution of subscription rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock, your basis in the subscription rights you receive will be the subscription rights’ fair market value.

If the receipt of subscription rights is taxable as described in the previous paragraph and if you allow subscription rights received in the rights offering to expire, you should recognize a short-term capital loss equal to your basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You will not recognize any gain or loss upon the exercise of the subscription rights, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

Sale of Shares of Our Common Stock and Receipt of Distributions on Shares of Our Common Stock

You will recognize capital gain or loss upon the sale of our common stock acquired through the exercise of subscription rights in an amount equal to the difference between the amount realized and your tax basis in our common stock (unless, as discussed in more detail below, you received our common stock with respect to which the subscription rights were distributed in satisfaction of our prior indebtedness to you). The capital gain or loss will be long-term if your holding period in the shares is more than one year. Long-term capital gains recognized by individuals are taxable under current law at a maximum rate of 15 percent. Under current law, long-term capital gains recognized by individuals will be taxable at a maximum rate of 20 percent for taxable years beginning after December 31, 2010. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If you have held your shares of our common stock for one year or less, your capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. Your ability to use any capital loss is subject to certain limitations.

Distributions, if any, on shares of our common stock acquired through the exercise of subscription rights will be taxable to you as a dividend to the extent that the cash and fair market value of property is allocable to our current and accumulated earnings and profits for the taxable year in which the distribution is made. Dividends received by corporate holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by noncorporate holders of our common stock in taxable years beginning before January 1, 2011 are taxed under current law at the holder’s capital gain tax rate (a maximum rate of 15 percent) provided that the holder meets applicable holding period and other requirements. Under current law, dividends received by noncorporate holders of our common stock in subsequent taxable years will be taxed as ordinary income at a maximum rate of 35 percent. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your basis in our common stock will be treated as gain from the sale or exchange of such common stock (unless, as discussed in more detail below, you received our common stock with respect to which the subscription rights were distributed in satisfaction of our prior indebtedness to you). Your basis in any property you receive as a distribution on shares of our common stock will be the property’s fair market value (regardless of whether the distribution is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock).

Finally, note that if you received our common stock with respect to which the subscription rights were distributed in satisfaction of our prior indebtedness to you, then you may be required to treat a portion of your gain from the sale or exchange of our common stock you acquire through the exercise of the subscription rights as ordinary income to the extent that you previously recognized an ordinary loss on your receipt of our common stock in exchange for the prior indebtedness or to the extent you previously recognized deductions due to the full or partial worthlessness of that prior indebtedness. In addition, you may be subject to special rules if you engage in a transaction with respect to our common stock you acquire through the exercise of the subscription rights that generally would be tax-free or permit deferral of gain or income recognition. If you received our common stock with respect to which the subscription rights were distributed in satisfaction of our prior indebtedness to you, you are urged to consult your own tax advisor concerning these issues.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that you are not subject to backup withholding. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. You should consult your tax advisors as to your qualification for exemption from withholding and the procedure for obtaining such exemption.

MARKET INFORMATION

Our common stock trades on The NASDAQ Global Market under the trading symbol “XIDE.” On August   , 2007, there were            record holders of our common stock. This number does not include the number of persons or entities that hold stock in nominee or street name through various brokerage firms, banks and other nominees. On August 27, 2007, the last closing sale price reported on The NASDAQ Global Market for our common stock was $7.02 per share.

The following table sets forth the high and low sale prices of our common stock on The NASDAQ Global Market:

	Price Range
	High	Low

Fiscal 2006
First Quarter	$13.51	$4.20
Second Quarter	$5.99	$4.18
Third Quarter	$5.18	$3.37
Fourth Quarter	$4.34	$2.35
Fiscal 2007
First Quarter	$5.07	$2.71
Second Quarter	$4.81	$3.42
Third Quarter	$4.84	$3.57
Fourth Quarter	$9.29	$4.36
Fiscal 2008
First Quarter	$9.79	$7.06
Second Quarter (through August 27, 2007)	$10.05	$6.24

DIVIDEND HISTORY

We have not declared or paid dividends on our common stock during fiscal years 2006, 2007 and 2008. Covenants in our senior secured credit agreement restrict our ability to pay cash dividends on capital stock and we presently do not intend to pay dividends on our common stock.

PLAN OF DISTRIBUTION

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., New York City time, on August 30, 2007. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, American Stock Transfer & Trust Company, at the following address:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038

See “The Rights Offering — Method of Exercising Subscription Rights.” If you have any questions, you should contact the information agent, Georgeson Inc., at (888) 605-7606 or (212) 440-9800 for banks and brokerage firms.

Other than the standby purchase agreement as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

LEGAL MATTERS

Jones Day, Chicago, Illinois, will render an opinion regarding whether the shares of common stock into which the rights are exercisable will be validly issued. Richards, Layton & Finger, PA, Wilmington, Delaware, will render an opinion regarding whether the rights offered in the rights offering are our binding obligations. Material U.S. federal income tax consequences of the rights offering also will be passed upon by Jones Day, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. The following documents, which have been filed with the SEC pursuant to the Exchange Act, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007; and

•	our Current Reports on Form 8-K, filed with the SEC on June 12, 2007 (other than Item 2.02), August 24, 2007 and August 28, 2007.

In addition, we also incorporate by reference in this prospectus supplement and the accompanying prospectus all documents that we file with the SEC during the rights offering subscription period pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The information contained in these future filings will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference to any previously filed document.

You may request copies of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at:

Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
(678) 566-9000
Attention: Corporate Secretary

PROSPECTUS

Common Stock
Preferred Stock
Rights
Warrants
Depositary Shares
Purchase Contracts
Units
Debt Securities

$500,000,000

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $500,000,000. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus and may be further described in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in any other offering material related to the securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. Each prospectus supplement will provide the names of the underwriters, dealers or agents, if any, and the amount, price and terms of the plan of distribution relating to the securities to be offered pursuant to such prospectus supplement, as well as the net proceeds we expect to receive from such sale.

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the section entitled “Risk Factors” on page 2 of this prospectus, before making any decision to invest in any of the securities described in this prospectus.

Shares of our common stock are traded on The NASDAQ Global Market under the symbol “XIDE.” On March 29, 2007, the last reported sales price for our common stock was $8.65 per share.

You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the securities offered hereby. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

As permitted under the rules of the Securities and Exchange Commission, or SEC, this prospectus incorporates important business information about Exide Technologies that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus up to a total aggregate principal amount of $500,000,000. References in this prospectus to “Exide,” “the Company,” “we,” “us” and “our” refer to Exide Technologies and its consolidated subsidiaries.

This prospectus provides you with a general description of the securities. These summary descriptions are not intended to be complete descriptions of each security. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the information described below under the headings “Incorporation by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the securities offered hereby. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934. You should also refer to the other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made and information contained in this prospectus and the documents we incorporate by reference herein, excluding historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus and the documents we incorporate by reference. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently and describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other “forward-looking” information based on currently available information. The factors listed above under the heading “Risk Factors” and in other sections of this prospectus and the documents we incorporate by reference herein provide examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These statements include, among other things, the following:

•	projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items;

•	statements regarding our plans and objectives, including the introduction of new products or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities;

•	statements of future economic performance;

•	statements of assumptions, such as the prevailing weather conditions in our market areas, underlying other statements and statements about our business; and

•	statements regarding our ability to obtain amendments under our debt agreements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to the following general factors:

•	our ability to implement and fund our business strategies and restructuring plans based on current liquidity;

•	lead, which experiences significant fluctuations in market price and which, as a hazardous material, may give rise to costly environmental and safety claims, can affect our results because it is a major constituent in most of our products;

•	unseasonable weather (warm winters and cool summers), which adversely affects demand for automotive and some industrial energy batteries;

•	our reliance on a single supplier for our polyethylene battery separators;

•	a pending preliminary SEC inquiry;

•	our substantial debt and debt service requirements which restrict our operating and financial flexibility, and impose significant interest and financing costs and our ability to comply with the covenants in our debt agreements or obtain waivers of noncompliance;

•	we are subject to a number of litigation and regulatory proceedings, the results of which could have a material adverse effect on our business, financial condition or results of operations;

•	the realization of the tax benefits of our net operating loss carry forwards, which are dependent upon future taxable income;

•	the battery markets in North America and Europe are very competitive and, as a result, it is often difficult to maintain margins;

•	foreign operations involve risk such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests;

•	we are exposed to fluctuations in interest rates on our variable debt which can affect our results;

•	our ability to maintain and generate liquidity to meet our operating needs;

•	general economic conditions;

•	Asian batteries sold in North America and Europe at lower prices;

•	our ability to acquire goods and services or fulfill labor needs at budgeted costs;

•	our ability to attract and retain key personnel;

•	our ability to pass along increased material costs to our customers;

•	the loss of one or more of our major customers;

•	our significant pension obligations over the next several years;

•	the substantial management time and financial and other resources needed for our consolidation and rationalization of acquired entities; and

•	our ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements made in this prospectus and the documents we incorporate by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update beyond that required by law any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The deficiency of earnings to fixed charges for each of the periods indicated is as follows (dollars in thousands):

Deficiency of Earnings to Fixed Charges

Predecessor Company					Successor Company
						Fiscal Year	Nine Months
			Period from		Period from	Ended	Ended
Fiscal Year Ended			April 1, 2004 to		May 6, 2004 to	March 31,	December 31,
2002	2003	2004	May 5, 2004		March 31, 2005	2006	2006

$301,159	$110,714	$90,109	$40,795	(1)	$449,218	$154,452	$82,570

(1)	Excludes gain on discharge of liabilities of $1,558,839 and fresh start accounting adjustments of $228,371.

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before provision for fixed charges, amortization of capitalized interest and unremitted earnings from equity investments, less interest capitalized and minority interest. Fixed charges include interest expense, amortization of deferred financing costs, amortization of original issue discount on notes and the portion of rental expense under operating leases deemed by us to be representative of the interest factor. The ratio of earnings to fixed charges was less than 1.00x for all periods presented in the table above. Earnings available for fixed charges were inadequate to cover fixed charges for such periods by the amounts indicated in the table.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because, as of the date of this prospectus, we had no preferred stock outstanding.

DESCRIPTION OF COMMON STOCK

The following description of our common stock and certain provisions of our certificate of incorporation and bylaws is a summary of the material terms thereof and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC and are available for inspection. See “Where You Can Find Additional Information.”

Common Stock

As of March 28, 2007, our authorized common stock consisted of 100,000,000 shares of common stock, $0.01 par value per share, and 60,675,876 shares of our common stock were outstanding. In addition, shares of our common stock are issuable upon the exercise of conversion rights under our outstanding options, warrants and convertible notes. For more information regarding these convertible securities, see the information under the caption “Description of Securities Convertible into Common Stock.”

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor, and are entitled to receive, pro rata, all of our assets available for distribution to such holders upon liquidation. Holders of common stock have no preemptive or redemption rights. All outstanding shares of our common stock are fully paid and nonassessable.

The preceding description sets forth certain general terms and provisions of our common stock and is not complete. We encourage you to read our certificate of incorporation and bylaws for additional information before you decide whether to purchase any shares of our common stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

These provisions include, but are not limited to:

No Removal of Directors Without Cause

Directors may be removed by the shareholders only for cause.

Board Vacancies

Our certificate of incorporation authorizes our board of directors to fill vacant directorships or to increase the size of our board of directors, which may deter a shareholder from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by this removal with its own nominees.

Cumulative Voting

Our certificate of incorporation does not authorize our shareholders the right to cumulative voting in the election of directors. As a result, shareholders may not aggregate their votes for a single director.

Shareholder Action Without a Meeting

Our bylaws prevent our shareholders from taking action without a meeting called in accordance with the bylaws. As a result, our shareholders cannot act by written consent.

Advance Notice of Director Nominees and Other Matters to Come Before Shareholder Meetings

Our bylaws require shareholders to notify us prior to the date which is 90 days before the anniversary of the last annual meeting of shareholders of any nominations they will propose for directors or other matters they wish to propose at the annual meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of Delaware General Corporation Law

We are subject to the “business combination” statute of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested shareholder” for a period of three years after the date of the transaction in which the person became an “interested shareholder,” unless:

•	the transaction is approved by our board of directors prior to the date the interested shareholder obtained such status;

•	upon consummation of the transaction which resulted in the shareholder becoming an “interested shareholder,” the “interested shareholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	on or subsequent to such date the “business combination” is approved by our board of directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested shareholder.”

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Transfer Agent

American Stock Transfer & Trust Company is the transfer agent for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and certain provisions of our certificate of incorporation is a summary of the material terms thereof and is qualified in its entirety by the provisions of our certificate of incorporation, copies of which have been filed with the SEC and are available for inspection. See “Where You Can Find Additional Information.”

Pursuant to our certificate of incorporation, we are authorized to issue 1,000,000 shares of “blank check” preferred stock, $0.01 par value per share, which may be issued from time to time in one or more series upon authorization by our Board of Directors. No shares of preferred stock are issued or outstanding.

Our Board of Directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation of such series;

•	the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes or series of our capital stock, and whether such dividends shall be cumulative or non-cumulative;

•	whether the shares of such series shall be subject to redemption for cash, property or rights, including our securities or the securities of any other corporation, by us at either our option or the option of the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or us or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of our capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock;

•	the rights of the holders of the shares of such series upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional or other special rights and preferences, if any.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.

The preceding description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the preferred stock so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the certificate of designation described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable certificate of designation for additional information before you decide whether to purchase any of our preferred stock.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or our preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you decide whether to purchase any of our warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of our debt securities, common stock, preferred stock or depositary shares or combination thereof, purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any applicable federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock or depositary shares, warrants, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our debt securities, shares of common stock, preferred stock or depositary shares, warrants, or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising one or more of our securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities included in the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities included in the units;

•	any applicable federal income tax considerations; and

•	whether the units will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the units to which any prospectus supplement may relate. The particular terms of the units to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the units so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the units, unit agreements or unit certificates described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable unit agreement and unit certificate for additional information before you decide whether to purchase any of our units.

DESCRIPTION OF DEBT SECURITIES

This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered hereby may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue an unlimited amount of debt securities under an indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable or convertible into shares of our common stock or preferred stock. The terms, if any, on which the debt securities may be exchanged for or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, New York, New York, as Depository, or a nominee of the Depository (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, the Depository, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global debt security. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that the Depository, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the global debt security for all purposes, including any notices and voting. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global debt security to owners of beneficial interests in a global debt security.

Unless we specify otherwise in the applicable prospectus supplement, the Depository will act as depository for debt securities issued as global debt securities. The debt securities will be registered in the name of Cede & Co. (the Depository’s partnership nominee).

The Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its participants, or direct participants, deposit with the Depository. The Depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of the Depository and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the Depository system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The rules that apply to the Depository and its direct or indirect participants or, collectively, participants, are on file with the SEC. More information about the Depository can be found at www.dtcc.com.

Purchases of debt securities under the Depository system must be made by or through direct participants, which will receive a credit for the debt securities on the Depository’s records. The ownership interest of each actual purchaser of each debt security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the Depository of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with the Depository are registered in the name of the Depository’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of the Depository. The deposit of securities with the Depository and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the debt securities; the Depository’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within a series are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

Neither the Depository nor Cede & Co. (nor such other Depository nominee) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with the Depository’s procedures. Under its usual procedures, the Depository mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, dividend, principal and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of the Depository. The Depository’s practice is to credit direct participants’ accounts, upon the Depository’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on the Depository’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the Depository nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depository) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of the Depository, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depository may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. We will issue certificated debt securities in exchange for each global debt security if the Depository is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depository shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depository from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depository and the Depository’s book-entry system from sources we believe to be reliable. We take no responsibility for the accuracy of the information or for the Depository’s performance of its obligations under the rules and regulations governing its operations.

Any underwriters, dealers or agents of any debt securities may be direct participants of the Depository.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, or a successor person, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Unless we provide otherwise in the applicable prospectus supplement, “event of default” will mean, with respect to any series of debt securities, any of the following:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series within 30 days when due;

•	failure to deposit any sinking fund payment within 30 days of when due;

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see the discussion under the heading “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•	the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged on the 91st day after the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with certain of the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•	depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit does not result in a breach or constitute a default under the indenture or any other agreement to which we are a party;

•	no default or event of default with respect to the debt securities shall have occurred and be continuing on the date of deposit or during the period ending 90 days after such date; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

We may appoint a separate trustee for any series of debt securities. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Each indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering; the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the common stock, which is listed on The NASDAQ Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, rights, preferred stock, depositary shares, warrants, purchase contracts or units on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the securities on The NASDAQ Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume, price and other limitations of Rule 103.

Fees and Commissions

In compliance with the guidelines of the National Association of Securities Dealers, Inc., or the NASD, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

CERTAIN LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Jones Day, as our counsel, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to our financial statements and an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in our documents that we file with the SEC, which means that we disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement until we sell all of the securities. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on June 29, 2006 and the portions of the Proxy Statement dated July 28, 2006, as amended, that are incorporated by reference into the Form 10-K;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006, filed with the SEC on August 8, 2006, September 30, 2006, filed with the SEC on November 9, 2006; and December 31, 2006, filed with the SEC on February 7, 2007;

•	our Current Report on Form 8-K, filed with the SEC on April 20, 2006;

•	our Current Report on Form 8-K, filed with the SEC on June 1, 2006;

•	our Current Report on Form 8-K (excluding the information set forth in Item 2.02 and Exhibit 99.2), filed with the SEC on June 29, 2006;

•	our Current Report on Form 8-K, filed with the SEC on July 6, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 4, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 8, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 23, 2006;

•	our Current Report on Form 8-K/A, filed with the SEC on August 24, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 28, 2006;

•	our Current Report on Form 8-K, filed with the SEC on September 19, 2006;

•	our Current Report on Form 8-K, filed with the SEC on September 26, 2006;

•	our Current Report on Form 8-K, filed with the SEC on October 20, 2006;

•	our Current Report on Form 8-K, filed with the SEC on November 6, 2006;

•	our Current Report on Form 8-K (excluding the information set forth in Item 2.02 and Exhibit 99.1), filed with the SEC on November 9, 2006;

•	our Current Report on Form 8-K, filed with the SEC on November 30, 2006;

•	our Current Report on Form 8-K, filed with the SEC on December 22, 2006;

•	our Current Report on Form 8-K, filed with the SEC on January 11, 2007;

•	our Current Report on Form 8-K, filed with the SEC on January 26, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 27, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 30, 2007; and

•	the description of our common stock and warrants set forth in a registration statement on Form 8-A, filed on May 6, 2004.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, GA 30004
(678) 566-9000
Attention: Corporate Secretary

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, prospectus and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.exide.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

Subscription Rights to Purchase up to 14,000,000 Shares
of Common Stock

PROSPECTUS SUPPLEMENT

August   , 2007